                                                                      EXHIBIT 12

                      THE LIMITED, INC. AND SUBSIDIARIES
                      RATIO OF EARNINGS TO FIXED CHARGES
                                  (Thousands)

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

                                                                                   Year Ended
                                            ----------------------------------------------------------------------------------------

                                            January 31, 1998  February 1, 1997  February 3, 1996   January 28, 1995  January 29,1994
                                            ----------------  ----------------  ----------------   ----------------  ---------------

Adjusted Earnings
-----------------
Pretax earnings                                     $400,390          $675,208        $1,184,511           $744,343         $644,999


Portion of minimum rent ($744,775 in 1997,           248,258           238,161           223,100            204,716          190,759
$714,482 in 1996, $669,301 in 1995, $614,147 in
1994 and $572,278 in 1993) representative of
interest

Interest on indebtedness                              68,728            75,363            77,537             65,381           63,865


Minority interest                                     56,473            45,646            22,374                 --               --
                                            ----------------  ----------------  ----------------   ----------------  ---------------

Total earnings as adjusted                          $773,849        $1,034,378        $1,507,522         $1,014,440         $899,623
                                            ================  ================  ================   ================  ===============


Fixed Charges
-------------

Portion of minimum rent representative
of interest                                         $248,258          $238,161          $223,100           $204,716         $190,759


Interest on indebtedness                              68,728            75,363            77,537             65,381           63,865
                                            ----------------  ----------------  ----------------   ----------------  ---------------


Total fixed charges                                 $316,986          $313,524          $300,637           $270,097         $254,624
                                            ================  ================  ================   ================  ===============


Ratio of earnings to fixed charges                     2.44x             3.30x             5.01x              3.76x            3.53x
                                            ================  ================  ================   ================  ===============

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